RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    Company

                        RESIDENTIAL FUNDING CORPORATION
                                Master Servicer

                       Mortgage Pass-Through Certificates
                                Series 1998-S20


                       Supplement dated October 5, 1998
                                      to
                Prospectus Supplement dated September 24, 1998
                                       and
                        Prospectus dated July 23, 1998


Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus Supplement dated September 24, 1998 (the "Prospectus Supplement").


      The initial Fraud Loss Amount in the first paragraph under the caption entitled "Summary--Allocation of Losses; Subordination" on page S-9 of the Prospectus Supplement and in the eleventh paragraph under the caption entitled "Description of the Certificates--Allocation of Losses; Subordination" on page S-41 of the Prospectus Supplement shall be replaced by an amount equal to $10,169,379.

THIS SUPPLEMENT MUST BE DELIVERED TOGETHER WITH THE PROSPECTUS
AND PROSPECTUS SUPPLEMENT REFERRED TO ABOVE, AND SHOULD BE READ
IN CONJUNCTION THEREWITH.

UNTIL JANUARY 4, 1999, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS (INCLUDING THE PROSPECTUS SUPPLEMENT AND THIS SUPPLEMENT). THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS (INCLUDING THE PROSPECTUS SUPPLEMENT AND THIS SUPPLEMENT) WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.






Salomon Smith Barney          Lehman Brothers




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